Exhibit 4
                            CARNIVAL CORPORATION
AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT PLAN


     This authorization is made pursuant to the terms and conditions of the Carnival Corporation Automatic Dividend Reinvestment Plan, as the same may from time to time be amended (the "Plan"), for holders of shares of Carnival Corporation Class A common stock (the "Shares").

                    (Please mark either box one or two)

     Full Dividend Reinvestment: I hereby authorize Carnival Corporation to pay to First Union National Bank of North Carolina for my account all cash dividends payable to me on Shares now or hereafter registered in my name exactly as it appears on the books of Carnival Corporation's Transfer Agent.

     Partial Dividend Reinvestment: I hereby Authorize Carnival Corporation to pay to First Union National Bank of North Carolina for my account the cash dividends payable to me on __________ Shares now registered in my name exactly as it appears on the books of Carnival Corporation's Transfer Agent.

I hereby appoint First Union National Bank of North Carolina as my agent, subject to terms and conditions of the Plan, and authorize First Union National of North Carolina, as such agent, to (1) receive all such cash dividends pursuant to the Plan, (2) use such funds to purchase full and fractional Shares, (3) receive and hold for my account all such full and fractional Shares purchased therewith and (4) otherwise act in accordance with the Plan.

I acknowledge receipt of the brochure describing the Plan and agree to the terms and conditions of the Plan as set forth therein.

               (continued for signature(s) on reverse side)

     This authorization and appointment is given with the understanding that I may terminate the same at any time by so notifying First Union National Bank of North Carolina in writing. THIS IS NOT A PROXY.

   Please sign Authorization Card exactly as the registration appears on the face of your stock certificate. All joint owners must sign.


Social Security or Tax Identification Stockholder__________________________
Number:_________________________                       Signature
                                   Print Name __________________________
Date:___________________________

Address:________________________   Stockholder _________________________
                                                       Signature
        ________________________   Print Name __________________________

        ________________________
      Area Code   Telephone Number

                           (THIS IS NOT A PROXY)